UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025

Aureus Greenway Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Remington Boulevard Kissimmee, Florida	34744
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 344 4004

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On July 23, 2025, we entered into a securities purchase agreement with various investors (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we agreed to issue (i) 29,885,057 shares of common stock (the “Shares”), par value $0.001 per share, of the Company (the “Common Stock”) or pre-funded warrants in lieu thereof, each to acquire a share of Common Stock, (ii) 29,885,057 common warrants A, each to acquire a share of Common Stock, and (iii) ) 29,885,057 common warrants B, each to acquire a share of Common Stock, (the “Private Placement”). The purchase price was $0.87 for (i) one share of Common Stock (or pre-funded warrant in lieu thereof), (ii) one common warrant A, and (iii) one common warrant B, for gross proceeds of $26,000,000. The investor participating in the Private Placement who would have received a share of Common Stock that would have caused such investor’s beneficial ownership of our Common Stock to exceed 4.99% (or at the election of investor, 9.99%) of our outstanding shares of Common Stock after such issuance, received a pre-funded warrant in lieu of shares of Common Stock.

Pursuant to the Securities Purchase Agreement, we have agreed that, subject to certain exceptions, we will not issue, or enter into any agreement to issue or announce the issuance or proposed issuance of our Common Stock (or securities deemed equivalent to Common Stock) for a period of one hundred eighty days following the closing of the offering. The Securities Purchase Agreement contains customary representations, warranties and agreements on our part, customary conditions to closing, indemnification obligations, other obligations of the parties, and termination provisions. The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The remaining exercise price of each pre-funded warrant is $0.0001. The pre-funded warrants are immediately exercisable upon the payment of the outstanding exercise price and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants are exercisable on a standard cashless basis. No portion of a pre-funded warrant may be exercised if such exercise causes the holder thereof to have a beneficial ownership of our Common Stock that exceeds 4.99% (or at the election of investor, 9.99%) of our outstanding shares of Common Stock after such issuance.

Each common warrant A has an exercise price of $1.00 per share, and each common warrant B has an exercise price of $1.25 per share. Each common warrant will be immediately exercisable and will have a term of exercise equal to five years from the initial exercise date. The common warrants are exercisable on a standard cashless basis at anytime that a registration statement for the resale of the shares of Common Stock underlying such common warrants is not effective or available for use. No portion of a common warrant may be exercised if such exercise causes the holder thereof to have a beneficial ownership of our Common Stock that exceeds 4.99% (or at the election of holder, 9.99%) of our outstanding shares of Common Stock after such issuance.

The Private Placement closed on July 25, 2025. Net proceeds from the Private Placement are approximately $[--] million, after deducting placement agent fees. We intend to use the net proceeds from this offering for working capital purposes. The issuance of the securities in the Private Placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 506(b) of Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On July 23, 2025, we also entered into a placement agent agreement (the “Placement Agent Agreement”) with Revere Securities LLC and Dominari Securities LLC (the “Placement Agents”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Private Placement. We paid the Placement Agent (i) a cash fee of $2,080,000, equal to 8.0% of the gross proceeds from the Private Placement, (ii) reimbursed the Placement Agent for $150,000 of its expenses in connection with the Private Placement and have issued the Placement Agent and its assigns 2,390,804 placement agent warrants, an amount equal to 8% of the Shares and pre-funded warrants sold in the Private Placement. The Placement Agent Agreement contains customary representations, warranties and agreements on our part, customary conditions to closing, indemnification obligations for both us and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. Each placement agent warrant is exercisable for one share of Common Stock at an exercise price of $1.00. The warrants are exercisable for five years from the date of issuance.

In connection with the Private Placement, we entered into a registration rights agreement with the counterparties to the Securities Purchase Agreement on July 23, 2025 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have undertaken to register the Shares sold in the Private Placement and the shares of Common Stock underlying the common warrants A, common warrants B, and the pre-funded warrants and the placement agent warrants. We have agreed to file a registration statement with the U.S. Securities and Exchange Commission registering such securities within ten days of July 23, 2025 and to use our reasonable best efforts to have such registration statement be declared effective as promptly as possible after filing, but in any event no later than the 45th calendar day following the closing of the Private Placement (or, in the event of a “full review” by the U.S. Securities and Exchange Commission, the 75th calendar day following the closing of the Private Placement).

On July 23, 2025, the Company also entered into a stock purchase agreement (the “Private SPA”) among the Company, certain existing stockholders of the Company, including Trendy View Assets Management, Ace Champion Investments Limited, and Chrome Fields Asset Management LLC (collectively, the “Sellers”), and the individuals and entities set forth on Schedule II to the Private SPA (the “Buyers”). Pursuant to the Private SPA, the Sellers agreed to sell, and the Buyers agreed to purchase, an aggregate of 10,000,000 shares of the Company’s series A preferred stock, par value $0.001 per share, (the “Series A Preferred Stock”) for an aggregate purchase price of $4,000,000, $100,000 and 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $4,000,000.

Under the Private SPA, the Common Stock was sold at $0.975 per share, and the Series A Preferred Stock was sold at $0.01 per share. The transaction closed on July 25, 2025. As part of the closing, the Sellers delivered irrevocable instructions to the Company’s transfer agent to transfer the Common Stock to the Buyers, and delivered the Series A Preferred Stock in book-entry form. The Private SPA contains customary representations, warranties, covenants, and indemnification provisions by the parties.

The foregoing description of the Private SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Private SPA, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Common Stock, (ii) the Common Warrants and the Placement Agent Warrants, and (iii) the shares of Common Stock issuable upon exercise of the Common Warrants and the Placement Agent Warrants is incorporated herein by reference. Neither the issuance of the Common Stock, the Common Warrants, the Placement Agent Warrants nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act or any state securities laws. The issuance of the Common Stock, the Common Warrants and the Placement Agent Warrants were, and the shares of Common Stock issuable upon the exercise thereof will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 23, 2025, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement described in Item 10.1 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1*	Form of Common Warrant A
4.2*	Form of Common Warrant B
4.3*	Form of Pre-Funded Warrant
4.4*	Form of Placement Agent Warrant
10.1*	Securities Purchase Agreement, dated July 23 2025, among the Company and various investors
10.2*	Registration Rights Agreement, dated July 23 2025, among the Company and various investors
10.3*	Placement Agency Agreement, dated July 23 2025, among the Company, Revere Securities LLC and Dominari Securities LLC
10.4*	Stock Purchase Agreement, dated July 23, 2025, among the Company, certain Sellers, and Buyers.
99.1**	Press Release of the Company dated as of July 23 2025 entitled “Aureus Greenway Holdings , Inc. Announces Twenty Six Million Dollar Private Placement Priced At-The Market under Nasdaq Rules”
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2025

Aureus Greenway Holdings Inc.

By:	/s/ ChiPing Cheung
Name:	ChiPing Cheung
Title:	Chief Executive Officer, President and Director